                                                                     Exhibit 5.1


                  [Letterhead of Morgan, Lewis & Bockius, LLP]


March 28, 2005

Blue Ridge Real Estate Company
Big Boulder Corporation
P.O. Box 707
Blakeslee, Pennsylvania 18610-0707

RE: Blue Ridge Real Estate Company and Big Boulder Corporation Registration Statement on Form S-1 (Registration No. 333-121855)

Ladies and Gentlemen:

We have acted as counsel to Blue Ridge Real Estate Company ("Blue Ridge") and Big Boulder Corporation ("Big Boulder"), each a Pennsylvania corporation (together, the "Company"), in connection with the filing of the referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the proposed offering and sale of up to 407,894 shares of the common stock, no par value, of the Company (the "Shares") issuable upon the exercise of subscription rights at a subscription price of $38.00 per Share.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the subscription price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

Blue Ridge Real Estate Company
March 28, 2005
Page 2

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius, LLP